As filed with the Securities and Exchange Commission on September 21, 2001

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                        MARSH & McLENNAN COMPANIES, INC.
             (Exact Name of Registrant as Specified in Its Charter

              Delaware                                  36-2668272
        (State or Other Jurisdiction of              (I.R.S. Employer
         Incorporation or Organization)                      Identification No.)

                           1166 Avenue of the Americas
                          New York, New York 10036-2774
                                 (212) 345-5000

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                               Putnam Investments
                         Profit Sharing Retirement Plan
                            (Full Title of the Plan)

                             William L. Rosoff, Esq.
                        Marsh & McLennan Companies, Inc.
                           1166 Avenue of the Americas
                          New York, New York 10036-2774
                                 (212) 345-5000

            (Name, Address, Including Zip code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                   ------------------------------------------

     CALCULATION OF REGISTRATION FEE
================================================================================
                                             Proposed  Proposed
                                             Maximum   Maximum
                                  Amount     Offering  Aggregate   Amount of
Title of Securities               to be      Price Per Offering    Registration
to be Registered                  Registered Share (1) Price(1)    Fee
--------------------------------- ---------- --------- ----------- -------------
--------------------------------- ---------- --------- ----------- -------------
Common Stock, $1.00 par value, of 300,000    $81.44    $24,432,000 $6,108
Marsh & McLennan Companies, Inc.,
including the Preferred Stock
Purchase Rights attached thereto
================================================================================

(1) Estimated for the sole purpose of computing the registration fee. Calculated pursuant to Rule 457(c) based on the average of the high and low prices on the New York Stock Exchange on September 20, 2001.

(2) The Preferred Stock Purchase Rights initially are attached to and trade with all the shares of Common Stock outstanding as of, and issued subsequent to, September 29, 1997, pursuant to the terms of the registrant's rights agreement, dated as of September 18, 1997, as amended on January 20, 2000. Until the occurrence of certain prescribed events, the Preferred Stock Purchase Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred only with the Common Stock. The value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this registration statement also relates to shares of Common Stock previously registered under the registrant's registration statement on Form S-8 (File No. 2-65096) for which a registration fee was previously paid.


PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission by Marsh & McLennan Companies, Inc. (the "Company") and Putnam Investments Profit Sharing Retirement Plan (the "Plan") are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (including pages 25 through 55 of the Company's 2000 Annual Report to Stockholders);

         (2) The Annual Report of the Plan on Form 11-K for the fiscal year ended December 31, 2000.

         (3) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

         (4) The Company's Registration Statement on Form 8-B dated May 22, 1969, as amended by an Amendment on Form 8, dated February 3, 1987, describing the Common Stock, including any amendment or reports filed for the purpose of updating such description; and

         (5) The Company's Registration Statement on Form 8-A/A Amendment No. 1, dated January 26, 2000, describing the Preferred Stock Purchase Rights attached to the Common Stock, including any further amendment or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company or the Plan pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not Applicable.

Item 5. Interests of Named Experts and Counsel.

         Not Applicable.

Item 6. Indemnification of Directors and Officers.

         Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification and advancement of expenses provided for by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Article SIXTH of the Company's Restated Certificate of Incorporation and Article Sixth of the Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent authorized by the DGCL.

         The Company also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act of 1933, as amended. The Company or its subsidiaries have also agreed to indemnify certain directors and officers against loss from claims made against such persons in connection with the performance of their duties under certain plans and agreements. Such indemnification is generally to the same extent as provided in the Company's By-laws.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article SIXTH of the Company's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by the DGCL.

Item 7.  Exemption from Registration.

         Not Applicable.

Item 8.  Exhibits.

Exhibit
Number               Description

23.1                 Consent of Deloitte & Touche LLP

24.1 Powers of Attorney of certain directors of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000)

24.2                 Power of Attorney for Mr. Oscar Fanjul, a director

         The undersigned registrant hereby undertakes that it has submitted the Plan and will submit any amendment to the Plan to the Internal Revenue Service ("IRS") in a timely manner and has made or will make, all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, Marsh & McLennan Companies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of September, 2001.

                                            MARSH & McLENNAN COMPANIES, INC.


                                            By: /s/J.W. Greenberg
                                                --------------------------------
                                                J.W. Greenberg
                                                Chairman of the Board and
                                                Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, Putnam Investments Profit Sharing Retirement Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of September, 2001.

                                            MARSH & McLENNAN COMPANIES
                                            PUTNAM INVESTMENTS PROFIT SHARING
                                                RETIREMENT PLAN

                                            By: /s/Sandra S. Wijnberg
                                                --------------------------------
                                                Sandra S. Wijnberg
                                                Chairman of the Plan Committee


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this 21st day of September, 2001.

/s/J.W. Greenberg                Director, Chairman of the Board and Chief
----------------------------
J.W. Greenberg                   Executive Officer (Principal Executive Officer)

/s/Sandra S. Wijnberg            Senior Vice President and Chief Financial
----------------------------
Sandra S. Wijnberg               Officer (Principal Financial Officer)

/s/Robert J. Rapport             Vice President and Controller
----------------------------
Robert J. Rapport                (Chief Accounting Officer)

               *                 Director
----------------------------
Lewis W. Bernard

               *                 Director
----------------------------
Mathis Cabiallavetta

               *                 Director
----------------------------
Peter Coster

               *                 Director
----------------------------
Charles A. Davis

               *                 Director
----------------------------
Robert F. Erburu

               *                 Director
----------------------------
Ray J. Groves

               *                 Director
----------------------------
Stephen R. Hardis


               *                 Director
----------------------------
Gwendolyn S. King

               *                 Director

----------------------------
The Rt. Hon. Lord Lang of Monkton

               *                 Director
----------------------------
Lawrence J. Lasser

               *                 Director
----------------------------
David A. Olsen

               *                 Director
----------------------------
John D. Ong

               *                 Director
----------------------------
Adele Simmons

               *                 Director
----------------------------
John T. Sinnott

               *                 Director
----------------------------
A.J.C. Smith

               *                 Director
----------------------------
Oscar Fanjul


*By: /s/William L. Rosoff
     -----------------------
     William L. Rosoff
     Attorney-in-fact
(signatures continued from previous page)

                                  EXHIBIT INDEX


Exhibit
Number             Description of Exhibits
------             -----------------------

23.1           Consent of Deloitte & Touche LLP

24.1 Powers of Attorney of certain directors of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended
               December 31, 2000)

24.2           Power of Attorney for Mr. Oscar Fanjul, a director